UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

NEW CENTURY COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9459	06-1034587
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9835 Santa Fe Spring Road
Santa Fe Springs, California 90670
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 906-8455

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	Entry Into a Material Definitive Agreement

Pursuant to a letter agreement dated June 26, 2008 (the “Letter Agreement”) between New Century Companies, Inc. (the “Company”) and CAMOFI Master DDC (“CAMOFI”), subject to the Company’s performance of its obligations under the Letter Agreement and the execution of further documentation to be prepared in connection with the Letter Agreement, CAMOFI has agreed to waive certain penalties and default interest which have been accrued under the transaction documents previously entered into with CAMOFI, including a 12% Senior Secured Convertible Promissory Note due February 20, 2009 in the original principal amount of $3,500,000, Security Agreement, an Amended and Restated Registration Rights Agreement, and a Subsidiary Guaranty. Pursuant to the Letter Agreement, the Company will issue an amended and restated Note (the “Amended Note”) in the principal amount of $2,950,000 with a new maturity date of August 1, 2010. Additionally, under the Letter Agreement:

1. Commencing on August 1, 2008, and continuing thereafter on the first business day of every month for the next twenty-four (24) months, the Company will pay to CAMOFI $70,000, allocated first to the payment of interest and second to the payment of principal on the Amended Note.

2. On or before August 22, 2008, the Company will deposit $140,000 (representing two (2) months’ payments under Paragraph 1.), into a controlled account satisfactory to CAMOFI, and the Company will take all actions necessary to ensure that so long as any amounts remain outstanding under the Amended Note, there will be no less than $140,000 in such controlled account.

3. Within three (3) business days, the Company will issue to CAMOFI five year warrants (the “Warrants”), entitling CAMOFI to purchase (i) 725,000 shares of Common Stock at an exercise price of $0.10 per share, and (ii) 725,000 shares of Common Stock at an exercise price of $0.20 per share. The shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), will have been previously registered such that all of such Warrant Shares will be freely tradable by CAMOFI immediately upon CAMOFI’s exercise of the applicable Warrant. The Warrants will replace the previously issued warrants to CAMOFI.

4. Within three (3) business days, the Company will issue to CAMOFI a certificate representing 725,000 freely tradable shares of the Company’s common stock.

5. The Company will timely deliver or cause to be delivered such other documents, instruments or agreements, opinions of counsel, as CAMOFI will reasonably request to enable it to make a public sale of the 675,000 shares of Common Stock previously delivered to CAMOFI by the Company.

6. The Company will (i) retain a restructuring advisor satisfactory to CAMOFI upon terms and conditions satisfactory to the Company and CAMOFI, and (ii) continue the engagement of such restructuring advisor until any and all amounts owing by the Company to CAMOFI have been repaid.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is incorporated herein by reference.

ITME 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference. All securities referred to herein are being issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated June 26, 2008 between the Company and CAMOFI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY COMPANIES, INC. (Registrant)

Date: June 30, 2008	By:	/s/ DAVID DUQUETTE
David Duquette
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement dated June 26, 2008 between the Company and CAMOFI.